ICS Key Segment Revenue Stats
$ in millions
RC= Recurring
ED= Event-Driven
Exhibit 99.3
Fee Revenues
(1)
3Q09 3Q10 Type
Proxy
Equities 28.8 $     28.3 $    RC
Stock Record Position Growth 2% -4%
Pieces 25.7 27.2
Mutual Funds 9.8 $       21.7 $    ED
Pieces 13.9 28.2
Contests/Specials 4.7 $       4.4 $
ED
Pieces 6.7 6.4
Total Proxy 43.3 $     54.4 $
Total Pieces 46.3 61.8
Notice and Access Opt-in % 63% 61%
Suppression % 49% 46%
Interims Mutual Funds
(Annual/Semi-Annual Reports/Annual Prospectuses) 22.7 $     26.2 $    RC
Position Growth 1% 9%
Pieces 122.0 135.6
Mutual Funds
(Supplemental Prospectuses) & Other
20.2 $     16.0 $
ED
Pieces 127.0 96.4
Total  Interims 42.9 $     42.2 $
Total Pieces 249.0 232.0
Transaction Transaction Reporting 37.4 $     42.3 $
RC
Reporting
Fulfillment Post-Sale Fulfillment 17.8 $     18.6 $
RC
Pre-Sale Fulfillment 8.7 $       9.0 $
ED
Total Fulfillment 26.5 $     27.6 $
Other
Other - Recurring - $       3.0 $
RC
Communications
Other - Event-Driven
(2)
11.2 $     12.0 $
ED
Total Other 11.2 $     15.0 $
Total Fee Revenues 161.3 $    181.5 $
Total Distribution Revenues 173.4 $    175.0 $
Total Revenues as reported - GAAP 334.7 $    356.5 $
Total RC Fees 106.7 $    118.4 $
Total ED Fees 54.6 $     63.1 $
FY10 Ranges
Low High
Sales 2% 4%
3% 3%
Losses 0% -1%
-1% -1%
Key Net New Business 2% 3%
2% 2%
Revenue
Internal growth 0% 0% 0% 0%
Drivers
Event-Driven 0% 2%
5% 5%
Acquisitions 0% 1%
1% 1%
Distribution -4% 1% 1% 2%
TOTAL -2% 7%
9% 10%
(1) As of 3Q10, these items represent fee revenues only and exclude distribution revenues which are set out separately.  The historical numbers have been adjusted to exclude distribution revenues
(2) Other includes 4.7M pieces for 3Q09 and 3.3M pieces for 3Q10 primarily related to corporate actions
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SPS and Outsourcing Key Segment Revenue Stats
$ in millions
RC= Recurring
ED= Event-Driven
vv 3Q09 3Q10 Type
Equity
Transaction-Based Equity Trades 60.6 $      57.6 $      RC
Internal Trade Volume
(1)
1,512 1,516
Internal Trade Growth 2% 0%
Trade Volume (Average Trades per Day in '000) (2) (3) 1,555 1,556
Non-Transaction Other Equity Services 50.3 $      51.5 $      RC
Total Equity 110.9 $    109.1 $
Fixed Income
Transaction-Based Fixed Income Trades 12.0 $      11.9 $      RC
Internal Trade Volume (1) 296 277
Internal Trade Growth 2% -7%
Trade Volume (Average Trades per Day in '000) (3) 296 279
Non-Transaction Other Fixed Income Services 7.2 $       6.5 $       RC
Total Fixed Income 19.2 $      18.3 $
Outsourcing
Outsourcing 6.2 $       6.2 $       RC
# of Clients 6 7
Total Net Revenue as reported - GAAP 136.3 $    133.6 $    FY10 Ranges
Low High
Sales 7% 6% 5% 6%
Losses -5% -4% -4% -4%
Key
Net New Business 2% 2% 1% 2%
Revenue Transaction & Non-transaction 4% -2% -3% -3%
Drivers
Concessions -5% -2% -4% -4%
Internal growth -1% -4% -7% -7%
Acquisitions 1% 0% 1% 0%
TOTAL 2% -2% -5% -5%
(1) 3Q09 Internal Trade Volume previously was reported as 1,470 and 249 for Equities and Fixed Income, respectively. These numbers were adjusted to reflect Losses and Sales in order to present consistent business for the purpose of calculating internal trade growth
(2) Equity Trade volume adjusted to exclude trades processed under fixed priced contracts.  Management believes excluding this trade volume presents a stronger correlation between trade volume and Equity Trade revenue
(3) Prior Year's trade volume was re-stated for comparability
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